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                                                                     Exhibit 11


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information which have been incorporated by reference in this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement"), of our report dated May 16, 1996, relating to the financial statements and financial highlights of ESC Strategic Asset Preservation Fund, ESC Strategic Income Fund, ESC Global Equity Fund, ESC Strategic Small Cap Fund and ESC Strategic Appreciation Fund (five of the six portfolios constituting ESC Strategic Funds, Inc.), which report appears in such Statements of Additional Information. We also consent to the incorporation by reference of our report into the Prospectuses which have been incorporated by reference into this Registration Statement and to the references to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of the Registration Statement.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
November 25, 1996